Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

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                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                   __________

                      JEREMY'S MICROBATCH ICE CREAMS, INC.
               (Exact name of issuer as specified in its charter)

               Delaware                                        23-3017648
    -------------------------------                     ----------------------
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification Number)

        3401 Market Street, Suite 312
          Philadelphia, PA                                         19104
-------------------------------------------                      ----------
   (Address of principal executive offices)                      (Zip Code)

                      Jeremy's Microbatch Ice Creams, Inc.
                             2000 Stock Option Plan
                              (Full title of plan)

                                 Joseph Phillips
                             Chief Executive Officer
                      Jeremy's Microbatch Ice Creams, Inc.
                          3741 Walnut Street, Suite 423
                             Philadelphia, PA 19104
                     (Name and address of agent for service)

                                 (215) 823-6885
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  Title of                         Proposed maximum    Proposed maximum
Securities to      Amount to be      Offering price        Aggregate            Amount of
be registered.      Registered        per share (1)   Offering price (1)   registration fee (1)
---------------  ----------------  -----------------  -------------------  ---------------------
Common Stock             750,000
$.01 par value             Shares  $           1.77   $        1,327,500   $             350.46

(1)  Estimated  solely  for the purpose of calculating the registration fee in accordance with
     Rule 457 on the basis of the average of the high and low sales prices of the registrant's common stock  reported  on  the  NASDAQ  SmallCapSM  Market  on  August  14,  2000.

                             INTRODUCTORY STATEMENT

     This Registration Statement on Form S-8 is being filed to register 750,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Jeremy's Microbatch Ice Creams, Inc. (the "Company"), for issuance in connection with options to be granted under the Company's 2000 Stock Option Plan.

     Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to option holders, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the note which precedes the instructions to
Part I of Form S-8, the documents containing the information specified in Part I of Form S-8 have not been filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement.


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
                                   PART  II

               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

          The following documents heretofore filed with the Securities and Exchange Commission by Jeremy's Microbatch Ice Creams, Inc. ("Jeremy's") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (a) Jeremy's Annual Report on Form 10-KSB for the year ended December 31, 1999; (b) Jeremy's Quarterly Report on Form 10-QSB for the quarters ended March 31 and June 30, 2000, and (c) the description of Common Stock, par value $.01 per share, set forth in Jeremy's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on February 14, 2000, and any amendment or report hereafter filed for the purpose of updating such description.

          All documents filed by Jeremy's pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

          Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

          Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

          Our bylaws require us to indemnify each person who is or was a director or officer of Jeremy's against all expenses, liabilities, and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative proceeding brought by reason of the fact that such person is or was a director or executive officer of Jeremy's or is or was serving at our request in certain other capacities, to the extent such person is not otherwise indemnified and such indemnification is not prohibited by law. Under the Delaware General Corporation Law, we may indemnify such persons if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Jeremy's, and with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful. With respect to a proceeding brought in the right of Jeremy's, we may indemnify such person if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Jeremy's, except that we may indemnify a person in that situation only to the extent the Court of Chancery or other court determines that such person is fairly and reasonably entitled to indemnification. Subject to the standards stated in the last two sentences, our by-laws require us to advance the expense (including attorneys' fees) incurred by such person in defending such action.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Jeremy's pursuant to the foregoing provisions, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

          - For any breach of the directors duty of loyalty to Jeremy's or its stockholders;

          -     For  acts  or  omissions  not  in  good  faith or that involve
                intentional misconduct  or  a   knowing  violation  of  law;

          - Under Section 174 of the Delaware General Corporation Law relating to unlawful dividends or stock redemptions; or

          - For any transaction from which the director derived an improper personal benefit.

          These  provisions  are  permitted  under  Delaware  Law.

          Limitation of liability and indemnification provisions in our certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.


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
ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

          Not  applicable.

ITEM  8.  EXHIBITS.

4.1 Certificate of Incorporation of Jeremy's (incorporated by reference to Exhibit 3.1 to Jeremy's Registration Statement on Form SB-2, Registration No. 333-89625).

4.2     Amended  and  Restated  Bylaws of Jeremy's (incorporated by reference to
        Exhibit 3.2 to Jeremy's Registration Statement on Form SB-2, Registration No. 333-89625).

5       Opinion of Eckert  Seamans  Cherin  &  Mellott, LLC (including consent).

23.1 Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed herewith as Exhibit 5).

23.2    Consent  of  BDO  Seidman.  LLP.

99.     2000  Stock  Option  Plan

ITEM  9.  UNDERTAKINGS.

          (a)  The  undersigned  registrant  hereby  undertakes  to:

               (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any information on the plan of distribution;

               (2) for the purpose of determining liability under the Securities Act, treat each post-effective amendment a new registration of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on August 15, 2000.


                                        Jeremy's Microbatch Ice Creams, Inc.


                                        By:  /s/ Joseph  Phillips
                                           -------------------------------------
                                           Joseph  Phillips,
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                       Title                     Date
        ---------                       -----                     ----

/s/  Joseph  Phillips          President  and  Chief         August  15,  2000
---------------------          Executive  Officer
Joseph  Phillips               (Principal  Executive
                               Officer)  and  Director

/s/  Jeremy  D.  Kraus         Chairman                      August  15,  2000
----------------------         and  Director
Jeremy  D.  Kraus


/s/  Jeffrey S. Rosen          Chief  Financial  Officer     August  15,  2000
-----------------------        (Principal  Financial  and
Jeffrey  S.  Rosen             Accounting  Officer)

/s/  Steve  Kirby              Director                      August  15,  2000
-----------------
Steve  Kirby

/s/  Joseph  C.  Casey         Director                      August  15,  2000
----------------------
Joseph  C.  Casey

                      JEREMY'S MICROBATCH ICE CREAMS, INC.

                                 EXHIBIT  INDEX

4.1 Certificate of Incorporation of Jeremy's (incorporated by reference to Exhibit 3.1 to Jeremy's Registration Statement on Form SB-2, Registration No. 333-89625.

4.2     Amended  and  Restated  Bylaws of Jeremy's (incorporated by reference to
        Exhibit 3.2 to Jeremy's Registration Statement on Form SB-2, Registration No. 333-89625.

5       Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent).

23.1 Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed herewith as Exhibit 5).

23.2    Consent  of  BDO  Seidman,  LLP

99.     2000  Stock  Option  Plan